UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2024

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Business Park, Suite 115

Bakersfield, CA 93309

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Financing

Trio Petroleum Corp., a Delaware corporation (the “Company”) executed a Securities Purchase Agreement, dated August 6, 2024 (the “SPA”) with an institutional investor (the “Investor”), pursuant to which the Company raised gross proceeds of $225,000 and received net proceeds of $199,250, after payment of offering expenses (the “Financing”). The SPA contains certain representations and warranties by the Investor and the Company and customary closing conditions.

In connection with the Financing, the Company issued an unsecured promissory note to the Investor in the principal amount of $255,225, having an original issue discount of $30,225 or approximately 11.8% (the “Investor Note”). Interest accrues on the Investor Note at a rate of 12% per annum and the maturity date of the Investor Note is May 30, 2025 (the “Investor Note Maturity Date”). The Investor Note provides for five payments of principal and accrued interest which are payable: (i) $142,926 on January 30, 2025; (ii) $35,731.50 on February 28, 2025; (iii) $35,731.50 on March 30, 2025; (iv) $35,731.50 on April 30, 2025; and (v) $35,731.50 on May 30, 2025. Subject to certain restrictions, the Company may prepay the Investor Note, in full and not in part, any time during the 180 day period after the issuance date of the Investor Note at a 3% discount to the outstanding amount of principal and interest due and payable; provided, that in the event of a prepayment, the Company will still be required to pay the full amount of interest that would have been payable through the term of the Investor Note, in the amount of $30,627. The Investor Note contains provisions constituting an Event of Default (as such term is defined in the Investor Note) and, upon an Event of Default, the Investor Note will be accelerated and become due and payable in an amount equal to 150% of all amounts due and payable under the Investor Note with interest at a default rate of 22% per annum. In addition, upon an Event of Default, the Investor has the right to convert all or any outstanding amount of the Investor Note into shares of the Company’s common stock at a conversion price equal to the greater of (i) 75% of the Market Price (as such term is defined in the Investor Note) or (ii) the conversion floor price, which is $0.18. Issuance of shares of common stock to the Investor is subject to certain beneficial ownership limitations and not more than 19.99% of the shares of common stock outstanding on August 6, 2024 may be issued upon conversion of the Investor Note. The conversion price is also subject to certain adjustments or other terms in the event of (i) mergers, consolidations or recapitalization events or (ii) certain distributions made to holders of shares of common stock.

Additionally, two prior investors (the “Prior Investors”), who had a right to participate in the Financing, waived their rights to participate, in consideration for (i) the right to pay amounts owed by the Company to the Investor, if not paid by the Company, when due, in order to avoid an Event of Default (as such term is defined in the Note); (ii) a restriction, for as long as the Company owes amounts on outstanding promissory notes issued to the Prior Investors, on the Company’s making any payments under the Investor Note, other than scheduled payments of principal and interest, including a prohibition against making any prepayments, without the consent of such prior investors; (iii) the right to convert certain promissory notes held by the Prior Investors, if the Investor exercises its right to convert the Note, upon an Event of Default, and (iv) a payment of $25,000 to each of the Prior Investors from the net proceeds of the Financing.

Spartan Capital Securities LLC, as the placement agent, received a cash payment of $15,750, in connection with its services relating to the Financing.

The above descriptions of the Investor Note and the SPA are qualified in their entirety by the text of the Investor Note and the SPA, copies of which are attached as Exhibit 4.1 and 10.1, respectively, to this Current Report on Form 8-K.

Amendment No. 2 to the Leasehold Acquisition and Development Option Agreement and Asset Acquisition

As reported in the Company’s Current Report on Form 8-K, filed with the Commission on January 5, 2024 (the “January 5th Form 8-K), on November 10, 2023, the Company entered into a Leasehold Acquisition and Development Option Agreement (the “Asphalt Ridge Option Agreement”) with Heavy Sweet Oil LLC (“Heavy Sweet”). Pursuant to the Asphalt Ridge Option Agreement, the Company acquired an option to purchase up to a 20% production share in certain leases in a long-developed oil and gas area of eastern Utah, southwest of Vernal, Utah, totaling 960 acres. Heavy Sweet holds the right to such leases below 500 ft depth from surface (the “Asphalt Ridge Leases”) and the Company acquired the option to participate in Heavy Sweet’s initial 960 acre drilling and production program on such Asphalt Ridge Leases (the “Asphalt Ridge Option”).

As also reported in the January 5th Form 8-K, on December 29, 2023, the Company and Heavy Sweet entered into an Amendment to Leasehold Acquisition and Development Agreement (“Amendment), pursuant to which the Company and Heavy Sweet amended the Asphalt Ridge Option Agreement to provide that, within three (3) business days of the effective date of the Amendment, the Company would fund $200,000 of the $2,000,000 total purchase price in advance of Heavy Sweet satisfying the closing conditions set forth in the Asphalt Ridge Option Agreement, in exchange for the Company receiving an immediate 2% interest in the Asphalt Ridge Leases, which advanced funds would be used solely for the building of roads and related infrastructure in furtherance of the development plan (the “Development Plan”).

On August 5, 2024, the Company and Heavy Sweet entered into Amendment No. 2 to the Asphalt Ridge Option Agreement (“Amendment No. 2”), pursuant to which the Company and Heavy Sweet extended the expiration date of the option by two months from August 10, 2024 to October 10, 2024.

The above description of Amendment No. 2 is qualified in its entirety by the text of Amendment No. 2, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Investor in the SPA, the placement and sale of the Investor Note was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws.

None of the securities have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 8.01 Other Events.

On August 8, 2024, the Company issued a press release announcing the execution of Amendment No. 2. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
4.1	Trio Petroleum Corp. Promissory Note dated August 6, 2024.
10.1	Securities Purchase Agreement dated August 6, 2024.
10.2	Amendment No. 2 to Leasehold Acquisition and Development Option Agreement, dated August 5, 2024, entered into by and between Trio Petroleum Corp and Heavy Sweet Oil LLC.
99.1	Press release dated August 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 8, 2024

TRIO PETROLEUM CORP.

By:	/s/ Robin Ross
Name:	Robin Ross
Title:	Chief Executive Officer